Exhibit 10.3

EXECUTION VERSION

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of April 30, 2023, by and among Steel Connect, Inc., a Delaware corporation (the “Company”), Steel Partners Holdings L.P., a Delaware limited partnership (“Parent”), WebFinancial Holding Corporation, a Delaware corporation (“WFH”), WHX CS Corp., a Delaware corporation (“WHX”), WF Asset Corp., a Delaware corporation (“WF Asset”), Steel Partners, Ltd., a Delaware corporation (“SPL”), Warren G. Lichtenstein, an individual (“Lichtenstein”), and Jack L. Howard, an individual (“Howard”, and together with WebFinancial, WHX, WF Asset, SPL, and Lichtenstein, the “Stockholders” and each a “Stockholder”).

A. The Company, Parent, Steel Excel, Inc., a Delaware corporation (“SXL”), and WFH (WFH and SX collectively referred to herein as the “Transferring Parties”), have entered into that certain Transfer and Exchange Agreement (as amended from time to time, the “Transfer and Exchange Agreement”), dated as of the date hereof, pursuant to which the Transferring Parties have agreed to transfer, exchange, assign, and deliver to the Company, 3,597,744 shares of common stock of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation collectively held by the Transferring Parties (the “Transfer and Exchange”), and in exchange, the Company will issue the Transferring Parties 3,500,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company having the rights and preferences set forth in that certain Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Steel Connect, Inc. attached as an Exhibit to the Contribution Agreement.

B. Following the closing of the Transfer and Exchange (the “Closing”), the Company will call and hold a meeting of its stockholders (the “Company Meeting”) to consider and vote upon the rights of the Series E Preferred Stock to vote and receive dividends together with the common stock of the Company (on an as-converted basis) and the issuance of the common stock of the Company upon conversion of the Series E Preferred Stock by the holders at their option, as required by the rules and regulation of Nasdaq (the “Nasdaq Proposal”).

C. As of the date hereof, each Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of each class of the issued and outstanding capital stock of the Company (the “Company Shares”) set forth opposite such Stockholder’s name on Schedule A hereto; and

D. Concurrently with the entry by the Company and the Transferring Parties into the Transfer and Exchange Agreement, the Stockholders are entering into this Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Transfer and Exchange Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person; provided, however, that notwithstanding anything in this definition to the contrary, the Company shall not be an “Affiliate” of Parent and Parent shall not be an “Affiliate” of the Company. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Subject Shares” means, with respect to a Stockholder, without duplication, (i) the Company Shares Beneficially Owned by such Stockholder on the date hereof as described on Schedule A and (ii) any additional Company Shares Beneficially Owned or acquired by such Stockholder, including those over which such Stockholder acquires Beneficial Ownership from and after the date hereof.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, whether by operation of Law or otherwise, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” has a correlative meaning.

ARTICLE II.
COVENANTS OF STOCKHOLDERS

2.1 Agreement to Vote.

(a) At each and every meeting of the stockholders of the Company held prior to the Termination Date, however called, and at every adjournment or postponement thereof prior to the Termination Date, or in connection with each and every written consent of, or any other action by, the stockholders of Company given or solicited prior to the Termination Date, each Stockholder will vote or provide a consent with respect to, or shall cause the holder of record on any applicable record date to vote or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the Nasdaq Proposal, and (ii) against any other proposal or transaction which may delay, impair, prevent or nullify the Nasdaq Proposal or change in any manner the voting rights of any capital stock of the Company.

(b) No Stockholder will enter into any agreement with any Person (other than the Company) prior to the Termination Date directly or indirectly to vote, consent, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.1(a) hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.1. Any vote or consent (or withholding of consent) by any Stockholder that is not in accordance with this Section 2.1 will be considered null and void, and the provisions of Section 2.1 will be deemed to take immediate effect.

2.2 Revocation of Proxies; Cooperation. Each Stockholder agrees as follows:

(a) Such Stockholder hereby represents and warrants that any proxies previously given in respect of the Subject Shares with respect to the matters described in Section 2.1(a) hereof are not irrevocable, and such Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Termination Date, such Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1(a) hereof (other than to the Company), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.1(a).

2.3 No Transfer of Subject Shares. Each Stockholder agrees that, from the date hereof until the Termination Date, such Stockholder shall not, without the prior written consent of the Strategic Planning Committee, or after the date hereof, the Audit Committee of the Company in place as of such date (the “Independent Committee”), Transfer or agree to Transfer any of the Subject Shares (other than to an Affiliate of the Stockholder and only to the extent the transferee becomes a party to this Agreement and agrees to the provisions set forth herein as a “Stockholder” named herein with respect to such transferred Subject Shares).

ARTICLE III.
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF STOCKHOLDERS

Each Stockholder represents, warrants and covenants to the Company that:

3.1 Ownership. Such Stockholder is the sole Beneficial Owner or the record owner of the Subject Shares identified opposite such Stockholder’s name on Schedule A and such Subject Shares constitute all of the capital stock of Company Beneficially Owned by such Stockholder. Such Stockholder has good and valid title to all of the Subject Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

3.2 Authority and Non-Contravention.

(a) Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) conflict with, result in any violation of or constitute a default by such Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder is a party or by which it or any of the Subject Shares are bound.

(d) Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

3.3 Total Shares. Except as set forth on Schedule A, no Stockholder is the Beneficial Owner of Company Shares.

ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents, warrants and covenants to the Stockholders that:

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Stockholders, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE V.
TERM AND TERMINATION

5.1 This Agreement will become effective upon its execution by the Stockholders and the Company. This Agreement will terminate upon the earliest of (a) the date the Nasdaq Proposal is approved or (b) the termination of the Transfer and Exchange Agreement in accordance with its terms, or (c) December 31, 2023 (the date of the earliest of the events described in clauses (a), (b) and (c), the “Termination Date”). Notwithstanding the foregoing, Article VI of this Agreement shall survive any termination hereof.

ARTICLE VI.
GENERAL PROVISIONS

6.1 Action in Stockholder Capacity Only. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder or Beneficial Owner, as applicable, of the Subject Shares and not in such Stockholder’s capacity as a director or officer of the Company. Nothing in this Agreement shall obligate such Stockholder to take, or forbear from taking, in its capacity as a director of the Company Board or officer of the Company, any action which is inconsistent with its or his fiduciary duties under applicable law.

6.2 Notices. All notices and other communications hereunder shall be in writing (including email or similar writing) and must be given:

(a)	If to any Stockholder:

Steel Partners Holdings L.P.
590 Madison Avenue
New York, New York 10022
Attention: Maria Reda, Vice President, Deputy General Counsel & Secretary

Email: [**]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
333 SE 2nd Avenue, Suite 4400
Miami, FL 33131
Attention: Alan I. Annex and Flora Perez

Email: [**]

(b)	If to the Company:

Steel Connect, Inc.
590 Madison Avenue
New York, New York 10022

Attention: Jason Wong, Chief Financial Officer

Email: [**]

With a copy to (which shall not constitute notice):

Dentons US LLP

22 Little West 12th Street

New York, New York 10014

Attention: Victor H. Boyajian, Ira L. Kotel, and Ilan Katz

Email: [**]

and

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention: Colin J. Diamond and Andrew J. Ericksen

Email: [**]

or such other physical address or email address as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement will be effective only (i) if given by email, when the email is transmitted to the email address specified in this Section 6.2 or (ii) if given by overnight courier or personal delivery when delivered at the physical address specified in this Section 6.2.

6.3 Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.

6.4 Entire Agreement and Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. At any time prior to the Termination Date, any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company (acting at the direction of the Strategic Planning Committee or Independent Committee), each Stockholder and Parent. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement, or that addresses any of the subject matters addressed in this Agreement.

6.5 Drafting and Representation. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party. Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

6.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

6.7 No Third-Party Rights. No Stockholder may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company (acting at the direction of the Strategic Planning Committee or Independent Committee). The Company may not assign any of its rights or delegate any of its obligations under this Agreement with respect to any Stockholder without the prior written consent of such Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of any Stockholder and the successors and permitted assigns of the Company. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

6.8 Enforcement of Agreement. Each Stockholder acknowledges and agrees that the Company could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Stockholder could not be adequately compensated by monetary damages. Accordingly, each Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which the Company may be entitled, at law or in equity, the Company will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

6.9 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party (and, in the case of the Company, the waiver is given at the direction of the Strategic Planning Committee or Independent Committee), (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.10 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict or choice of laws which would result in the application of the laws of any other jurisdiction.

6.11 Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought exclusively in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 6.2 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. An electronic copy of a party’s signature (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

6.13 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

6.14 Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) ”it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

STOCKHOLDERS

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general partner

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

Steel Excel, Inc.

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

WEBFINANCIAL HOLDING CORPORATION

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

WHX CS, LLC

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

WF ASSET CORP

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

STEEL PARTNERS LTD.

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein

/s/Jack L. Howard
Jack L. Howard

SCHEDULE A

STOCKHOLDERS

Stockholder	Common Stock Owned of Record	Common Stock Beneficially Owned	Series C Preferred Stock Owned of Record	Series C Preferred Stock Beneficially Owned
Parent	0	41,912,289	0	35,000
WF Asset	12,242,535	12,242,535	0	0
WHX	5,940,170	5,940,170	0	0
WFH		23,729,584	35,000	35,000
SPL	60,000	60,000	0	0
SXL	0	18,182,705	0	0

Lichtenstein	1,654,585	1,714,585	0	0
Howard	931,514	0	0	0